EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ENGlobal Corporation of our report dated March 10, 2022, relating to the consolidated financial statements of ENGlobal Corporation (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 25, 2021, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Houston, Texas

February 10, 2023